UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
[X] Preliminary Information Statement
[   ] Definitive Information Statement
[   ] Confidential for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

ImageWare Systems, Inc.
(Name of Registrant as Specified in its Charter)

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11440 W. Bernardo Court, Suite 300
San Diego, California 92127
Tel. (858) 673-8600
Fax (858) 673-1770

NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF
A MAJORITY OF THE OUTSTANDING VOTING STOCK OF IMAGEWARE SYSTEMS, INC.

  March [●], 2021

Dear ImageWare Systems, Inc. Shareholder:

This Notice and the enclosed Information Statement are being distributed to the holders of record of shares of common stock, par value $0.01 per share (“Common Stock”), Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred"), Series A-1 Convertible Preferred Stock, par value $0.01 per share (the "Series A-1 Preferred"), Series B Convertible Preferred Stock, par value $0.01 per share (“Series B Preferred”), and Series D Convertible Preferred Stock, par value $0.01 per share (the "Series D Preferred"), of ImageWare Systems, Inc., a Delaware corporation (the “Company”, “we”, “our” or “us”), as of the close of business on February 16, 2021 (the “Record Date”), pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of the enclosed Information Statement is to inform our shareholders that the following actions (the “Corporate Actions”) were approved by written consent of a majority of our outstanding voting securities, on an as converted basis (the “Majority Shareholders”), following a recommendation that shareholders approve the Corporate Actions by our Board of Directors:

(i)
An amendment to the Company’s Certificate of Incorporation, as Amended and Restated (the “Certificate of Incorporation”) to increase the total number of shares of Common Stock authorized for issuance thereunder from 1.0 billion shares to 2.0 billion shares (the “Charter Amendment”); and

(ii)
An amendment to the Company’s 2020 Omnibus Incentive Plan (the “Plan”) to increase the number of shares of Common Stock available for issuance under the 2020 Plan by 120.0 million shares, from 25.0 million shares to 145.0 million shares (the “Plan Amendment”).

 As of the Record Date, we had 723,662,670 issued and outstanding shares of Common Stock on a fully diluted basis taking into consideration the conversion of all issued and outstanding shares of our Preferred Stock, and excluding any shares that may be issued under currently issued and outstanding options and warrants, or under our Plan, as the same is proposed to be increased as a result of the approval of the Plan Amendment.

The approval by written consent of the Majority Shareholders, and the approval by written consent of those holders of Preferred Stock voting as a separate class, constitutes the only shareholder approval required under the Delaware General Corporation Law, our Certificate of Incorporation and Bylaws to approve the Corporate Actions. Our Board of Directors is not soliciting your consent or your proxy in connection with the Corporate Actions, and no consents or proxies are being requested from our shareholders. The Board of Directors’ authority to implement the Corporate Actions will not become effective until 20 calendar days after the enclosed Information Statement is first mailed or otherwise delivered to our shareholders entitled to receive notice thereof.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS, AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING SHAREHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Important Notice Regarding the Availability of Information Statement Materials in Connection with this Notice of Written Consent: A copy of the Information Statement is available at: www.sec.gov.

By Order of the Board of Directors, ____________________ Kristin Taylor

11440 W. Bernardo Court, Suite 300
San Diego, California 92127
Tel. (858) 673-8600
Fax (858) 673-1770
_____________________________________________________________________________________________

INFORMATION STATEMENT
_____________________________________________________________________________________________

This Information Statement is being furnished by the Board of Directors of ImageWare Systems, Inc., a Delaware Corporation (the “Company”, “we”, “our” or “us”), to the holders of record of shares of our common stock, par value $0.01 per share (“Common Stock”), as well as each series of our preferred stock, par value $0.01 per share (“Preferred Stock”), consisting of Series A Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred”), Series A-1 Convertible Preferred Stock, par value $0.01 per share (“Series A-1 Preferred”), Series B Convertible Preferred Stock, par value $0.01 per share (“Series B Preferred”), and Series D Convertible Preferred Stock, par value $0.01 par value (“Series D Preferred”), as of the close of business on February 16, 2021 (the “Record Date”), to provide information with respect to the following actions (the “Corporate Actions”) that were approved by majority of our outstanding voting securities, on an as converted basis (the “Majority Shareholders”), following a recommendation that shareholders approve the Corporate Actions by our Board of Directors acting by written consent:

(i)
An amendment to the Company’s Certificate of Incorporation, as Amended and Restated (the “Certificate of Incorporation”), to increase the total number of shares of Common Stock authorized for issuance thereunder from 1.0 billion shares to 2.0 billion shares (the “Charter Amendment”); and

(ii)
An amendment to the Company’s 2020 Omnibus Incentive Plan (the “Plan”) to increase the number of shares of Common Stock available for issuance under the 2020 Plan by 120.0 million shares, from 25.0 million shares to 145.0 million shares (the “Plan Amendment”).

Our Board of Directors’ authority to implement the Corporate Actions will not become effective until 20 calendar days after this Information Statement is first mailed or otherwise delivered to our shareholders of record as of the close of business on the Record Date.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY SHAREHOLDERS

Under the Delaware General Corporation Law (the “DGCL”), our Certificate of Incorporation and amended and restated Bylaws (the “Bylaws”), any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and consent to such action in writing. Accordingly, approval of the Corporate Actions required the affirmative vote or approval by written consent of a majority of our issued and outstanding voting securities on an as-converted basis, including our Common Stock, Series A Preferred, Series A-1 Preferred, Series B Preferred and Series D Preferred. As of the Record Date for the determination of shareholders entitled to receive notice of the approval of the Corporate Actions and to receive a copy of this Information Statement, there were 7,768.2 shares of Series A Preferred outstanding, 7,496.4 shares of Series A-1 Preferred outstanding, 239,400 shares of Series B Preferred outstanding, and 22,863.3 shares of Series D Preferred outstanding, each of which are entitled to act with respect to the Corporate Actions.

As of the Record Date, the Company had 723,662,670  issued and outstanding shares of Common Stock on an as converted basis (excluding options, restricted stock grants and warrants and shares that may be issued following shareholder approval of the Plan Amendment), which represented 723,662,670 votes, consisting of 252,722,447 attributable to Common Stock, 39,036,801 attributable to Series A Preferred, 37,670,950 attributable to Series A-1 Preferred, 46,525 attributable to Series B Preferred, and 394,185,947 attributable to Series D Preferred. There were no shares of Series C Convertible Preferred Stock (“Series C Preferred”) issued and outstanding as of the Record Date.

Our Board of Directors approved the Corporate Actions by unanimous resolution, subject to shareholder approval, on January 28, 2021, and on February 24, 2021 we received executed written consents approving the Corporate Actions from holders of our Common Stock and Preferred Stock representing 390,811,635 voting shares, or approximately 54 % of our outstanding voting class.

Accordingly, we have obtained all corporate approvals necessary to approve and authorize the Corporate Actions. We are not seeking written consent from any other shareholder, and each of the Company’s shareholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. This Information Statement is furnished solely for the purposes of advising our shareholders of the approval of the Corporate Actions by written consent and giving shareholders notice of the Corporate Actions as required by Section 228(e) of the DGCL and Regulation 14C under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

DESCRIPTION OF CORPORATE ACTIONS
______________________________

 CORPORATE ACTION NO. 1

AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE
THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

General

Our Certificate of Incorporation currently authorizes a total of 1.0 billion shares of Common Stock for issuance. Effective as of January 28, 2021 and February 16, 2021, respectively, our Board of Directors and the Majority Shareholders approved and authorized an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 1.0 billion shares to 2.0 billion shares, resulting in a total increase of 1.0 billion shares of Common Stock. The Company is not increasing the number of authorized shares of Preferred Stock. The increase in the number of authorized shares of Common Stock will become effective upon filing the Certificate of Amendment with the Delaware Division of Corporations, which will reflect the 1.0 billion share increase in the number of authorized shares of our Common Stock. We expect to file the Certificate of Amendment with the State of Delaware as soon as practicable after twenty days following the date that this Information Statement is first mailed to shareholders. The Certificate of Amendment is provided with this Information Statement as Annex A.

Purpose of and Rationale for Capital Increase

The objective of the Charter Amendment is to ensure we have a sufficient number of shares authorized for future issuances, including to provide the Company with the flexibility to issue shares in connection with future financings and strategic acquisitions, debt restructurings or resolutions, equity compensation and incentives to employees and officers and other corporate purposes, as well as to avoid the delay and expense associated with obtaining special shareholder approval each time an opportunity requiring the issuance of shares of Common Stock arises. Such a delay might deny us the flexibility that the Board of Directors views as important in facilitating the effective use of our securities.

As of February 16, 2021, there were approximately 252,722,447  shares of Common Stock issued and outstanding. In addition to that amount, as of February 16, 2021, there were:

●
470,940,224 of our Common Stock were reserved for issuances upon conversion of our Preferred Stock;

●
824,669 shares of our Common Stock required to be issued upon exercise of outstanding options issued under the 1999 Plan and 2020 Plan;

●
1,686,863 shares of our Common Stock required to be issued upon vesting of outstanding restricted stock grants under the 1999 Plan and 2020 Plan.

●
28,160,643 additional shares of our Common Stock reserved for issuance under our 2020 Plan (or 2,511,532 additional shares of our Common Stock to be reserved for issuance under our 2020 Plan upon the effectiveness of the Plan Amendment);

●
457,858 shares of our Common Stock required to be issued upon exercise of outstanding Common Stock purchase warrants and other written agreements.

The number of shares of our Common Stock required to be issued upon exercise of outstanding options issued under the 1999 Plan and 2020 Plan excludes an option to purchase 1,750,000 shares of Common Stock required to be issued to Kristin Taylor, the Company’s Chief Executive Officer, under the terms of Ms. Taylor’s Employment Agreement, dated March 2, 2020. The option has not been granted as of the date of this Information Statement, pending the negotiation of a new grant since the consummation of the offering of Series D Preferred in November 2020.

As a result, as of the Record Date, 728,382,061 shares of Common Stock were issued and outstanding on a fully diluted basis, taking into consideration the conversion of all shares of Preferred Stock, the exercise of outstanding options issued under the 1999 Plan and 2020 Plan, and the exercise of outstanding Common Stock purchase warrants and other written agreements. The above does not include any shares that may be issued under the 2020 Plan. In addition to shares of Common Stock issuable upon conversion or exercise of our outstanding derivative securities, we may desire to issue and sell shares of our Common Stock in capital raising transactions to fund our working capital requirements. These financings are often conducted at a discount to the prevailing market price of our Common Stock. The last reported sales price of our Common Stock was $[●]  per share on [●], 2021, as reported on the OTCQB Marketplace. As a result, any financing that involves the issuance of shares of Common Stock or securities convertible into Common Stock, even at prices that are at or above the prevailing market price, may require that a substantial number of shares of Common Stock be available for issuance. These financing transactions may also result in substantial dilution to the Company’s existing shareholders. Financing transactions may not be available on terms favorable to the Company, or at all, but the Board of Directors believes that the Company should have sufficient shares of Common Stock available for issuance in the event that the issuance of shares of Common Stock is desirable and in the best interests of shareholders. Although the Company will seek additional sources of working capital, the Company currently does not have any commitments, arrangements, understandings or agreements, written or oral, regarding the issuance of additional shares of Common Stock.

Effect of Charter Amendment

The increase of our authorized shares of Common Stock will not have any immediate effect on the rights of existing shareholders. Our Board of Directors may cause the issuance of additional shares of Common Stock (up to the new total number of authorized shares of Common Stock) without further vote of our shareholders, except as provided under the DGCL or to the extent the Company chooses to comply with any limiting rules of any securities exchange or quotation system on which shares of Common Stock is then listed or traded. Current holders of Common Stock do not have preemptive or similar rights, which means that current shareholders do not have a right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and on the equity and voting power of existing holders of our Common Stock. It may also adversely affect the market price of our Common Stock. However, in the event additional shares are issued in transactions that position us to take advantage of favorable business opportunities or provide working capital sufficient to allow us to pursue and/or expand our business plan, the market price of our Common Stock may increase.

The Charter Amendment will not otherwise alter or modify the rights, preferences, privileges or restrictions of outstanding shares of our Common Stock and Preferred Stock.

Anti-Takeover Effects

Although the Charter Amendment is not motivated by anti-takeover concerns and is not considered by the Board of Directors to be an anti-takeover measure, the availability of additional authorized shares of Common Stock could enable our Board of Directors to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the Company more difficult or time-consuming. For example, shares of Common Stock could be issued to purchasers who might side with management in opposing a takeover bid which our Board of Directors determines is not in the best interests of the Company and its shareholders, thus diluting the ownership and voting rights of the person seeking to obtain control of the Company. In certain circumstances, issuance of shares of our Common Stock without further action by the shareholders may have the effect of delaying or preventing a change of control of the Company, may discourage bids for the Company’s Common Stock at a premium over the market price of the Common Stock, and may adversely affect the market price of the Common Stock. Thus, increasing the authorized number of shares of our Common Stock could render more difficult and less likely a hostile merger, tender offer or proxy contest, assumption of control by a holder of a large block of our stock, and the possible removal of our incumbent management. We are not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of our Common Stock.

CORPORATE ACTION NO. 2

 AMENDMENT TO OUR 2020 OMNIBUS STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER BY 120.0 MILLION SHARES

Proposal

On January 28, 2021, our Board unanimously approved of the amendment to the 2020 Plan, subject to shareholder approval, to increase the number of shares of Common Stock reserved for issuance thereunder by an aggregate of 120.0 million shares, from 25.0 million shares to a new total of 145.0 million shares. 2,511,532 shares of our Common Stock are currently reserved for issuance under the 2020 Plan upon exercise of outstanding options or otherwise under outstanding awards. As a result, only 28,160,643 are shares currently available for issuance as stock options or other awards under the 2020 Plan. The Plan Amendment will allow the Company to maintain a sufficient enumber of available shares for future grants under the 2020 Plan.

Background and Purpose

             The 2020 Plan was adopted by our Board on June 5, 2020. The 2020 Plan provides for the issuance of stock-based awards to attract and retain the services of executives and other key employees. Keeping a proportionate number of shares available for issuance under the 2020 Plan in relation to our issued and outstanding shares of Common Stock provides the ability and flexibility to present compensation packages which compare favorably with those offered by other companies. As only 28,160,643 shares are currently available for issuance under the 2020 Plan, our Board voted unanimously to adopt the Plan Amendment to provide for an additional 120.0 million shares for future grants under the 2020 Plan. Because we only have a limited number of shares of Common Stock available for issuance under the 2020 Plan, we have not been able to issue awards under the 2020 Plan to current directors, senior executives or other employees. Upon approval of the amendment to the 2020 Plan, however, we intend to promptly issue options or other incentives under the 2020 Plan, although at this time we have not entered into any agreements regarding the issuance of options or Common Stock under the 2020 Plan.

Summary of the 2020 Plan

Set forth below is a summary of the 2020 Plan. This summary is qualified in its entirety by reference to the full text of the 2020 Plan filed as Appendix A to the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) April 30, 2020. Any shareholder who wishes to obtain a copy of the 2020 Plan may do so by written request to ImageWare Systems, Inc., 11440 W. Bernardo Court, Suite 300, San Diego, California 92127, Attention: Mr. Jay Lewis, Chief Financial Officer.

The 2020 Plan superseded and replaced Company’s 1999 Stock Award Plan (the “1999 Plan”). Any awards outstanding under the 1999 Plan on the date of approval of the 2020 Plan remained subject to the 1999 Plan and no new awards were granted under the 1999 Plan following the adoption of the 2020 Plan. All shares of Common Stock that remained authorized and available for issuance under the 1999 Plan, as well as any shares subject to outstanding awards under the 1999 Plan that subsequently expired, terminated, or were surrendered or forfeited for any reason, without issuance of shares, automatically became available for issuance under the 2020 Plan.

Eligibility

Awards may be granted under the 2020 Plan to officers, employees and consultants of our Company and our subsidiaries and to our non-employee directors. Incentive stock options may be granted only to employees of our Company or one of our subsidiaries.

Administration

The 2020 Plan is administered by the Compensation Committee of the Board. The Compensation Committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards. The Compensation Committee may delegate its authority to the extent permitted by applicable law.

Number of Authorized Shares

A total of 25.0 million shares of Common Stock are authorized for issuance under the 2020 Plan. Following the Plan Amendment, there will be a total of 145.0 million shares of Common Stock authorized for issuance under the 2020 Plan.

If any award is canceled, terminates, expires or lapses for any reason prior to the issuance of shares or if shares are issued under the 2020 Plan and thereafter are forfeited to us, the shares subject to such awards and the forfeited shares will again be available for grant under the 2020 Plan. In addition, the following items will not count against the aggregate number of shares of Common Stock available for grant under the 2020 Plan:

●
the payment in cash of dividends or dividend equivalents under any outstanding award;

●
any award that is settled in cash rather than by issuance of shares of Common Stock; and

●
any awards granted in assumption of or in substitution for awards previously granted by an acquired company.

Shares tendered or withheld to pay the option exercise price or tax withholding for any award (including restricted stock and restricted stock units) will continue to count against the aggregate number of shares of Common Stock available for grant under the 2020 Plan. In addition, the total number of shares covering stock-settled stock appreciation rights (“SARs”) or net-settled options will be counted against the pool of available shares, not just the net shares issued upon exercise. Any shares of Common Stock repurchased by us with cash proceeds from the exercise of options will not be added back to the pool of shares available for grant under the 2020 Plan.

Adjustments

If certain changes in the Common Stock occur by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in stock, or other increase or decrease in the Common Stock without our receipt of consideration, or if there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by us, we will equitably adjust the number and kind of securities for which stock options and other stock-based awards may be made under the 2020 Plan. In addition, if there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by us, we will equitably adjust the number and kind of securities subject to any outstanding awards and the exercise price of any outstanding stock options or SARs.

Types of Awards

The 2020 Plan permits the granting of any or all of the following types of awards:

●
Stock Options. Stock options entitle the holder to purchase a specified number of shares of Common Stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. The Compensation Committee may grant either incentive stock options, which must comply with Section 422 of the Internal Revenue Code (“Code”), or nonqualified stock options. The Compensation Committee sets exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of the Common Stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). Unless the Compensation Committee determines otherwise, fair market value means, as of a given date, the closing price of the Common Stock. At the time of grant, the Compensation Committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (which cannot exceed ten years) and other conditions on exercise.

●
Stock Appreciation Rights (“SARs”). The Compensation Committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the 2020 Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option and the grant price for a freestanding SAR is determined by the compensation committee in accordance with the procedures described above for stock options. Exercise of a SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a freestanding SAR cannot exceed ten years, and the term of a tandem SAR cannot exceed the term of the related stock option.

●
Restricted Stock, Restricted Stock Units and Other Stock-Based Awards. The Compensation Committee may grant awards of restricted stock, which are shares of Common Stock subject to specified restrictions, and restricted stock units, which represent the right to receive shares of the Common Stock in the future. These awards may be made subject to repurchase, forfeiture or vesting restrictions at the Compensation Committee’s discretion. The restrictions may be based on continuous service with the Company or the attainment of specified performance goals, as determined by the Compensation Committee. Stock units may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee. The Compensation Committee may also grant other types of equity or equity-based awards subject to the terms of the 2020 Plan and any other terms and conditions determined by the Compensation Committee.

●
Performance Awards. The Compensation Committee may condition the grant, exercise, vesting, or settlement of any award on such performance conditions as it may specify. We refer to these awards as “performance awards”. The Compensation Committee may select such business criteria or other performance measures as it may deem appropriate in establishing any performance conditions.

Limits on Immediate Vesting

No more than 25% of any equity-based awards granted under the 2020 Plan will vest on the grant date of such award. This requirement does not apply to (i) substitute awards resulting from acquisitions or (ii) shares delivered in lieu of fully vested cash awards. In addition, the minimum vesting requirement does not apply to the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change in control, in the terms of the award or otherwise.

Clawback

All cash and equity awards granted under the 2020 Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with the terms of any Company clawback or similar policy or any applicable law related to such actions, as may be in effect from time to time.

Transferability

Awards are not transferable other than by will or the laws of descent and distribution, except that in certain instances transfers may be made to or for the benefit of designated family members of the participant for no consideration.

Change in Control

In the event of a change in control of the Company, the Compensation Committee may accelerate the time period relating to the exercise of any award.  In addition, the Compensation Committee may take other action, including (a) providing for the purchase of any award for an amount of cash or other property that could have been received upon the exercise of such award had the award been currently exercisable, (b) adjusting the terms of the award in a manner determined by the compensation committee to reflect the change in control, or (c) causing an award to be assumed, or new rights substituted therefor, by another entity with appropriate adjustments to be made regarding the number and kind of shares and exercise prices of the award. “Change in Control” is defined under the 2020 Plan and requires consummation of the applicable transaction.

Term, Termination and Amendment of the 2020 Plan

Unless earlier terminated by the Board, the 2020 Plan will terminate, and no further awards may be granted, ten years after the date on which it is approved by shareholders. The Board may amend, suspend or terminate the 2020 Plan at any time, except that, if required by applicable law, regulation or stock exchange rule, shareholder approval will be required for any amendment. The amendment, suspension or termination of the 2020 Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the 2020 Plan generally applicable to us and to participants in the 2020 Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect on the date of this Consent Solicitation Statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of the Common Stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (one year in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of Common Stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of Common Stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Restricted Stock Awards, Restricted Stock Units, and Performance Awards. A participant generally will not have taxable income upon the grant of restricted stock, restricted stock units or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.

Other Stock or Cash-Based Awards. The U.S. federal income tax consequences of other stock or cash-based awards will depend upon the specific terms of each award.

Tax Consequences to Us. In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to limitations imposed under the Code.

Section 409A. We intend that awards granted under the 2020 Plan comply with, or otherwise be exempt from, Section 409A of the Code, but make no representation or warranty to that effect.

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the 2020 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of Common Stock or otherwise settle an award under the 2020 Plan until all tax withholding obligations are satisfied.

Plan Benefits

Participation in the 2020 Plan is entirely within the discretion of the Compensation Committee. Because we cannot predict the rate at which the Compensation Committee will issue awards or the terms of awards granted under the 2020 Plan, it is not possible to determine the number of shares that will be purchased or the value of benefits that may be obtained by executive officers and other employees under the 2020 Plan in the future.

Awards Granted Under the 2020 Plan

During the fiscal year ended December 31, 2020, no awards were granted to the named executive officers under the 2020 Plan; however, under the terms of Kristin Taylor’s Employment Agreement, dated March 2, 2020, Ms. Taylor is entitled to an option to purchase 1,750,000 shares of Common Stock, which option has not been granted as of the date of this Information Statement, pending the negotiation of a new grant since the consummation of the offering of Series D Preferred in November 2020.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2020, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance, aggregated as follows:

	Number of securities to be issued upon exercise of outstanding options and rights	Weighted- average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,511,532	$0.08	28,160,643
Equity compensation plans not approved by security holders	-	-	-
Total	2,511,532	$0.08	28,160,643

The Plan Amendment will become effective approximately 20 days after this Information Statement is first mailed to our shareholders.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information about the compensation paid or accrued during the years ended December 31, 2020 and 2019 to our Chief Executive Officer and each of our two most highly compensated executive officers other than our Chief Executive Officer who were serving as executive officers at December 31, 2020, and whose annual compensation exceeded $100,000 during such year or would have exceeded $100,000 during such year if the executive officer were employed by the Company for the entire fiscal year (collectively the “Named Executive Officers”).

Name and Principal Position (1)	Year	Salary	Stock Awards	Option Awards (2)(3)	All Other Compensation	Total

Kristin Taylor (4)	2020	$275,000	$-	$(4)	$11,561	$286,561
Chief Executive Officer and Chair of the Board	2019	$-	$-	-	$-	$-

Sudheer Koganti	2020	$131,629	$-		$$17,295	$148,924
Vice President of Engineering	2019	$-	$-	$-	$-	$-

Chris Dickson	2020	$113,352	$-		$$51,039	$164,391
Vice President of Sales	2019	$-	$-	$-	$-	$-

S. James Miller, Jr. (5)	2020	$227,359	$-	$47,250	$72,665	$347,275
Former Chair of the Board and Former Chief Executive Officer	2019	$400,856	$-	$-	$16,799	$417,655

Jonathan Morris (6)	2020	$168,000	$-	$-	$6,020	$174,020
Former Senior Vice President and Chief Financial Officer	2019	$-	$-	$-	$-	$-

David Harding (7)	2020	$152,778	$-	$-	$26,086	$178,8644
Former Vice President and Chief Technical Officer	2019	$275,000	$-	$-	$4,784	$279,784

(1)
Jay B. Lewis was appointed as Senior Vice President and Chief Financial Officer of the Company on January 8, 2021, after the fiscal year end date of December 31, 2020, and therefore has been excluded from the Summary Compensation Table above.

(2)	All option awards were granted under the Company’s 2020 Plan or the 1999 Plan.

(3)
The amounts presented in this column do not reflect the cash value or realizable value of option grants to the named executive officers during the year ended December 31, 2020 or 2019. During the year ended December 31, 2020 and 2019, no named executive officer exercised an option and therefore no value was realized during the reporting period. The amounts reflect the grant date fair value of the options awarded in the fiscal years ended December 31, 2020 and 2019, respectively, in accordance with the provisions of FASB ASC Topic 718. We have elected to use the Black-Scholes option-pricing model, which incorporates various assumptions including volatility, expected life, and interest rates. We are required to make various assumptions in the application of the Black-Scholes option-pricing model and have determined that the best measure of expected volatility is based on the historical weekly volatility of our Common Stock. Historical volatility factors utilized in our Black-Scholes computations for options granted during the years ended December 31, 2020 and 2019 ranged from 57% to 83%. We have elected to estimate the expected life of an award based upon the SEC approved “simplified method” noted under the provisions of Staff Accounting Bulletin Topic 14. The expected term used by the Company during the years ended December 31, 2020 and 2019 was 5.17 years. The difference between the actual historical expected life and the simplified method was immaterial. The interest rate used is the risk-free interest rate and is based upon U.S. Treasury rates appropriate for the expected term. Interest rates used in the Company’s Black-Scholes calculations for the years ended December 31, 2020 and 2019 was 2.58%. Dividend yield is zero, as we do not expect to declare any dividends on shares of our Common Stock in the foreseeable future. In addition to the key assumptions used in the Black-Scholes model, the estimated forfeiture rate at the time of valuation is a critical assumption. We have estimated an annualized forfeiture rate of 5.0% for corporate officers, 4.1% for members of the Board and 15.0% for all other employees. We review the expected forfeiture rate annually to determine if that percent is still reasonable based on historical experience.

(4)
Ms. Taylor was appointed as the Company’s President and Chief Executive Officer on March 2, 2020, and received no compensation prior to her employment. Under the terms of Kristin Taylor’s Employment Agreement, dated March 2, 2020, Ms. Taylor is entitled to an option to purchase 1,750,000 shares of Common Stock, which option has not been granted as of the date of this Information Statement, pending the negotiation of a new grant since the consummation of the offering of Series D Preferred in November 2020.

(5)	Effective November 12, 2020, Mr. Miller, Former Chief Executive Officer of the Company, resigned from his position as a member of the Board of Directors of the Company.

(6)
Mr. Morris was appointed as the Company’s Senior Vice President and Chief Financial Officer on May 1, 2020, and received no compensation prior to his employment. Effective December 31, 2020, Mr. Morris’s employment as an officer and employee of the Company was terminated by mutual agreement between Mr. Morris and the Company.

(7)	Effective July 21, 2020, Mr. Harding resigned from his position with the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding unexercised options, stock that has not vested and equity incentive awards held by each of the then Named Executive Officers outstanding as of December 31, 2020:

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options: Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)
Named Executive Officers (1)

Sudheer Koganti	-	100,000	0.13	7/29/2030	100,000	$0

Chris Dickson	-	100,000	0.13	7/29/2030	100,000	$0

Former Named Executive Officers

David Harding	—	—	$N/A	N/A	—	$—

S. James Miller, Jr.	—	—	$N/A	N/A	—	$—

(1)
Jay B. Lewis was appointed as Senior Vice President and Chief Financial Officer of the Company on January 8, 2021, after the fiscal year end date of December 31, 2020, and therefore has been excluded from the Outstanding Equity Awards at Fiscal Year-End Table above.

Under the terms of Kristin Taylor’s Employment Agreement, dated March 2, 2020, Ms. Taylor is entitled to an option to purchase 1,750,000 shares of Common Stock, which option has not been granted as of the date of this Information Statement, pending the negotiation of a new grant since the consummation of the offering of Series D Preferred in November 2020.

Employment Agreements

Kristin Taylor. On March 2, 2020, we entered into an employment agreement with Ms. Kristin Taylor, the Company’s President and Chief Executive Officer. This agreement provides for an annual base salary of $330,000 for a period of 24 months effective April 10, 2020. Ms. Taylor’s annual base salary was increased to $350,000 effective February 1, 2021. Ms. Taylor’s employment agreement also provides for (i) the grant of a stock option to purchase 1.75 million shares of the Company's Common Stock, which stock option has not been issued as of the date of this Information Statement. Upon issuance, the stock option shall vest in three equal annual installments beginning one year from the date of the employment agreement; (ii) an annual bonus equal to 100% of Ms. Taylor's annual salary upon meeting the following performance objectives: (a) the Company establishing a major partnership that generates $1.5 million in revenue during the calendar year 2020; (b) the Company achieving positive cash flow by the year ended December 31, 2020; (c) the Company's operating loss being reduced by a minimum of 50% by the year ended December 31, 2020; and (d) total sales exceeding $10.0 million in 2020, with each objective equal to 25% of the total bonus objective. If all performance objectives are met, Ms. Taylor will be granted an additional stock option to purchase 500,000 shares of Common Stock. In the event of termination of her employment other than by reason of death or disability, or for cause, the employment agreement is also anticipated to provide Ms. Taylor with certain severance payments, including continuation of her salary for the greater of one year or the remaining term under her employment agreement.

Jay Lewis. Mr. Lewis joined the Company as its Senior Vice President and Chief Financial Officer on January 7, 2021. The Company and Mr. Lewis are parties to a letter agreement, pursuant to which Mr. Lewis will be paid an annual base salary of $240,000. In addition to other benefits provided to the Company’s executives, he will be issued an option to purchase that number of shares of the Company’s Common Stock equal to not less than 2% of the Company’s fully diluted shares of Common Stock, determined in the discretion of the Board of Directors, at an exercise price based on the fair market value of the Company’s Common Stock on the date of grant. The option shall vest ratably over a three-year period from the date of grant. As of the date of this Information Statement, the Company has not issued the option.

Former Named Executive Officers

S. James Miller, Jr. On October 1, 2005, the Company entered into an employment agreement with Mr. Miller, pursuant to which Mr. Miller served as President and Chief Executive Officer until his resignation on March 2, 2020. On March 2, 2020, the Company entered into a Transition Services Agreement (the “Transition Agreement”) with Mr. Miller, whereby Mr. Miller continued to serve the Company as its Executive Chairman of the Board of Directors until May 2, 2021;however, the Transition Agreement was terminated on November 13, 2020, when the Company and Mr. Miller entered into an Amended and Restated Consulting Agreement (the “Consulting Agreement”). Under the Consulting Agreement, Mr. Miller is to provide consulting services for up to 16 hours per week in consideration for the payment to Mr. Miller of a monthly consulting fee of $19,000 payable for five months (the “Termination Date”). In addition, Mr. Miller is entitled to a commission equal to 1.0% of all amounts actually paid to the Company resulting from certain contracts and/or purchase orders received by the Company prior to the Termination Date, provided the Company receives at least $1.7 million in revenue from such contracts and/or purchase orders. In all cases, the maximum commission that Mr. Miller may receive based on the foregoing is $228,000. In addition, Mr. Miller was entitled to 525,000 vested restricted stock units (“RSUs”), and his remaining 262,000 RSUs were terminated.

David Harding. On January 1, 2013, the Company entered into an Employment Agreement with Mr. David Harding, pursuant to which Mr. Harding served as the Company’s Vice President and Chief Technical Officer until his resignation on July 21, 2020. The Agreement was originally for a one-year term, ending on December 31, 2013; however, the Agreement was amended to extend the expiration date to December 31, 2020. Under the terms of the Agreement, Mr. Harding was paid a semi-monthly base salary of $9,375. Following his resignation, Mr. Harding received his then current salary accrued through the effective date of his resignation, plus accrued compensation in connection with unused vacation.

For purposes of the above-referenced agreements, termination for “cause” means the executive’s commission of a criminal act or an act of fraud, embezzlement, breach of trust or other act of gross misconduct; violations of policies or rules of the Company; refusal to follow the direction given by the Company from time to time or breach of any covenant or obligation under the above-referenced agreements or other agreements with the Company; neglect of duty; misappropriation, concealment, or conversion of any money or property of the Company; intentional damage or destruction of property of the Company; reckless conduct which endangers the safety of other persons or property during the course of employment or while on premises leased or owned by the Company; or a breach of any obligation or requirement set forth in the above-referenced agreements. A “change in control” as used in these agreements generally means the occurrence of any of the following events: (i) the acquisition by any person or group of 50% or more of the Company’s outstanding voting stock; (ii) the consummation of a merger, consolidation, reorganization, or similar transaction other than a transaction: (1) in which substantially all of the holders of the Company’s voting stock hold or receive directly or indirectly 50% or more of the voting stock of the resulting entity or a parent company thereof, in substantially the same proportions as their ownership of the Company immediately prior to the transaction, or (2) in which the holders of the Company’s capital stock immediately before such transaction will, immediately after such transaction, hold as a group on a fully diluted basis the ability to elect at least a majority of the directors of the surviving corporation (or a parent company); (iii)  there is consummated a sale, lease, exclusive license, or other disposition of all or substantially all of the consolidated assets of the Company and the Company’s subsidiaries, other than a sale, lease, license, or other disposition of all or substantially all of the consolidated assets of the Company and the Company’s subsidiaries to an entity, 50% or more of the combined voting power of the voting securities of which are owned by the Company’s shareholders in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license, or other disposition; or (iv)  individuals who, on the date the applicable agreement was adopted by the Board, are directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the directors; provided, however, that if the appointment or election (or nomination for election) of any new director was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of the applicable agreement, be considered as a member of the Incumbent Board.

Other than as set forth above, there were no arrangements or understandings between the Company’s Named Executive Officers and any other person pursuant to which they were appointed as officers as of December 31, 2020. None of the Company’s Named Executive Officers as of December 31, 2020 had a family relationship that is required to be disclosed under Item 401(d) of Regulation S-K.

Directors And Executive Officers

The following sets forth certain information regarding each of our directors and executive officers.

Name	Age	Title/Position Held with the Company
Kristin Taylor	53	President, Chief Executive Officer, Director
Jay B. Lewis	62	Senior Vice President, Chief Financial Officer
James M. Demitrieus	72	Director
Douglas Morgan	67	Director
Lauren C. Anderson	63	Director

There are no familial relationships between any of the Company’s executive officers and directors listed above.

The following biographical information regarding the foregoing directors and officers of the Company following the Board Restructuring is presented below:

Kristin Taylor, President, Chief Executive Officer and Director. Ms. Taylor serves as our President and Chief Executive Officer since her appointment in March 2020 and as a member of our Board since May 2020, and is a seasoned innovative technology executive with over 20 years of experience in leading organizational modernization and developing go-to-market strategies. She formerly served as Principal of Veritas Lux since November 2019 and principal of Kristin Taylor Consulting since 2012, in which she developed a proprietary algorithmic methodology to weigh and rank the most influential global technical analysts. From 2017 to 2019, Ms. Taylor served as Global Vice President of Worldwide Analyst Relations at IBM and led the efforts to modernize and transform IBM's analyst relations organization to drive revenue, not just influence. From 2013 to 2017, she served as Vice President, Global Analyst and Public Relations at MediaTek, the third largest fabless semiconductor company in the world with a $30 billion market cap, where she led the buildout of a new global Public and Analyst Relations organization to penetrate the North American, European, Latin American, Russian and Indian markets. Prior to that, she served in various positions of increasing responsibility with Qualcomm from 1998 to 2010 including: Head of Industry Analyst Relations, Senior Director of Business Development, and Director of Information Technology. Ms. Taylor developed and commercialized a highly successful embedded computing module, designed for notebook computers which thrust Qualcomm into the computing sector in 2006 to create hundreds of millions of valuation as they expanded from mobile. Ms. Taylor earned her Bachelor's degree in Sociology and Business Management from the University of New Hampshire in Durham, New Hampshire.

Jay B. Lewis, Senior Vice President and Chief Financial Officer.  Mr. Lewis serves as our Senior Vice President and Chief Financial Officer since his appointment on January 8, 2021.  Mr. Lewis has over 20 years of experience as a senior financial officer of high growth public companies, and has raised over $300 million of capital including public and private equity, high-yield and other debt and executed over $400 million of M&A transactions.  Mr. Lewis previously served as the Chief Financial Officer of ID Watchdog, Inc. from 2011 until 2017. ID Watchdog provided subscription-based identity theft protection and resolution services to individuals throughout the United States. Prior to the August 2017 sale to Equifax, Inc. it was a public company traded on the TSX Venture Exchange. As Chief Financial Officer he managed all finance, accounting, public company reporting, investor relations, tax matters and human resources as well as other administrative functions. Prior to ID Watchdog, Lewis served in various senior finance roles, including as Chief Financial Officer of Jones Media Networks, Ltd., which owned cable television networks and the fourth largest network radio company in the United States, and as Vice President of Finance and Treasurer of Jones International, Ltd., a holding company with controlling interests in cable television and other media and technology companies. Mr. Lewis is a Certified Public Accountant, an alumnus of EY, a Big-4 public accounting firm, and holds a Bachelor's degree in accounting from the University of Wyoming.

James M. Demitrieus.  Mr. Demitrieus was appointed as a member of the Board of Directors on November 13, 2020. From March 2018 to present, Mr. Demitrieus has served as Managing Director of Jameson Associates, a specialty investment management and financial advisory firm.  Prior to Jameson, he served in multiple positions at Eyelock Corporation beginning in 2009, including Chief Executive Officer from 2010 to 2018.  Eyelock Corporation provides iris based biometric solutions to various business verticals.  Prior to Eyelock Corporation, he served in various senior executive roles, including as President of Sherwood Valve, a division of Harsco Corporation, and as Chief Executive Officer at Aluma Systems.  Earlier in Mr. Demitrieus’ career, he served in numerous senior accounting and finance roles, including with the public accounting firm of Arthur Andersen & Co.  Mr. Demitrieus holds a Bachelor's in Business Administration from Adelphi University in New York.

Mr. Demitrieus was selected as a member of the Board due to his experience in the field of biometrics, as well as his extensive management, finance and accounting experience, that management believes will provide the Board with valuable insights regarding monetizing the Company’s product offerings and intellectual property.

Douglas Morgan. Mr. Morgan was appointed as a member of the Board of Directors on November 24, 2020. From March 2019 to present, Mr. Morgan has served as an Advisory Board member and Consultant to Clyra Medical Technologies, a biotechnology company specializing in wound healing and antimicrobial solutions, and prior to that as a Consultant to the public parent company, BioLargo (symbol: BLGO) on business strategy and a capital raise.  He is CEO of Performance Strategies, Inc., a business and technology consulting firm where he has worked with companies across numerous sectors including security, payments and biotech, assisting them with financing strategies, market positioning, technology development and IP strategy. Earlier in his career, he helped found Hirsch Electronics, a security systems company known for its patented ScamblePad product.  He served as Hirsch’s VP Engineering managing the development of their entire line of security systems and controllers, and later as a Director helped negotiate Hirsch’s merger with publicly traded Identiv (symbol: INVE) where he again served on the Board of Directors.  He graduated Summa Cum Laude from both MIT with a BS in Computer Science, and from Stanford University with an MS in Electrical Engineering, and was also a National Science Foundation Fellow.

Mr. Morgan was selected as a member of the Board due to his past experience in the Security industry, his background in intellectual property development and strategies, and his work and broad experience in business strategy, product definition and market positioning for technology-based companies.

Lauren C. Anderson Ms. Anderson joined the Company’s Board in February 2021. She is the founder and Chief Executive Officer of LC Anderson International Consulting, founded in 2013. Ms. Anderson, a former Federal Bureau of Investigation ("FBI") Senior Executive, has a background in high risk, complex, domestic, and international environments and currently serves as an advisor to the U.S. Comptroller General at the Government Accountability Office on international security, intelligence, criminal justice, law enforcement, and women’s leadership. Ms. Anderson also serves as an advisor and special skilled role player for the U.S. Army, and she is an advisor with Stellar Solutions. Ms. Anderson worked in various leadership roles for the FBI from February 1984 until December 2012, and was the FBI Legal Attaché at United States Embassies in France and Morocco from March 2002 through November 2006. Ms. Anderson holds numerous professional awards and certifications, including achievement awards from the Director of National Intelligence, Legal Momentum, LIM College and Muhlenberg College. She is a member of the Council on Foreign Relations, a director emeritus for the Women's Forum of NY, served as a judge for the Women's Safety XPrize and the Stevie Awards, and is a mentor with the Women's Foreign Policy Group and Girl Security. She holds a security clearance and numerous certifications with the United States government. Ms. Anderson has an Honorary Doctorate of Humane Letters, awarded in 2019, by LIM College, New York City, a Bachelor of Arts in Psychology from Muhlenberg College, in Allentown, Pennsylvania, and completed executive programs at each of Harvard Business School, Northwestern University's Kellogg School of Management, Cambridge Judge Business School, and the George C. Marshall European Center for Security Studies in Garmisch, Germany.

Ms. Anderson was selected as a member of the Board due to her extensive experience as a security expert at the highest level within the Federal government, and her relationships with law enforcement and government agencies, each key markets for the Company.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions material to the evaluation of the ability and integrity of any director or nominee set forth above during the past ten years.

Board of Directors; Attendance at Meetings

The Board held four meetings and acted by unanimous written consent five times during the year ended December 31, 2020. Each director attended at least 75% of Board meetings during the year ended December 31, 2020. We have no formal policy with respect to the attendance of Board members at annual meetings of shareholders, but encourage all incumbent directors and director nominees to attend each annual meeting of shareholders.

Director Independence

Our Board has determined that all of its current members, other than Ms. Taylor, are “independent” within the meaning of the Nasdaq Stock Market Rules and SEC rules regarding independence.

Board Committees and Charters

Our Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below.

Audit Committee

The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The Audit Committee also oversees the audit efforts of our independent accountants and takes those actions as it deems necessary to satisfy it that the accountants are independent of management. The Audit Committee currently consists of Messrs. Demitrieus (Committee Chair), and Morgan, each of whom is a non-management member of our Board. Mr. Demitrieus is also our Audit Committee financial expert, as currently defined under current SEC rules. The Audit Committee met four times during the year ended December 31, 2020.  We believe that the composition of our Audit Committee meets the criteria for independence under, and the functioning of our Audit Committee complies with the applicable Nasdaq Stock Market Rules and SEC rules and regulations.

Compensation Committee

The Compensation Committee determines our general compensation policies and the compensation provided to our directors and officers. The Compensation Committee also reviews and determines bonuses for our officers and other employees. In addition, the Compensation Committee reviews and determines equity-based compensation for our directors, officers, employees and consultants and administers our stock option plans. The Compensation Committee currently consists of Messrs. Morgan (Committee Chair) and Demitrieus, each of whom is a non-management member of our Board. The Compensation Committee did not meet during the year ended December 31, 2020. All members of the Compensation Committee currently meet the criteria for independence under the applicable Nasdaq Stock Market Rules and SEC rules and regulations.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters. The Nominating and Corporate Governance Committee currently consists of all the members of the Board. The Nominating and Corporate Governance Committee did not meet during the year ended December 31, 2020.

Board Leadership Structure

Our Board has discretion to determine whether to separate or combine the roles of Chief Executive Officer and Chair of the Board. Prior to the appointment of Kristin Taylor as President and Chief Executive Officer on March 2, 2020, and during the year ended December 31, 2019, S. James Miller held the roles of both Chief Executive Officer and Chair of the Board since 1996, and our Board believed that at the time, his combined role was advantageous to the Company and its shareholders. Currently, Ms. Taylor serves as both Chief Executive Officer and Chair of the Board as the Board believes, at this time, her combined role is advantageous to the Company and its shareholders.

The Board maintains effective independent oversight through a number of governance practices, including open and direct communication with management, input on meeting agendas, and regular executive sessions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2019, all Section 16(a) filing requirements were complied with in a timely manner.

 Board Role in Risk Assessment

Management, in consultation with outside professionals, as applicable, identifies risks associated with the Company’s operations, strategies and financial statements. Risk assessment is also performed through periodic reports received by the Audit Committee from management, counsel and the Company’s independent registered public accountants relating to risk assessment and management. Audit Committee members meet privately in executive sessions with representatives of the Company’s independent registered public accountants. The Board also provides risk oversight through its periodic reviews of the financial and operational performance of the Company.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics policy that applies to our directors and employees (including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions). The Company intends to promptly disclose (i) the nature of any amendment to this code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (ii) the nature of any waiver, including an implicit waiver, from a provision of this code of ethics that is granted to one of these specified individuals, the name of such person who is granted the waiver and the date of the waiver on our website in the future.  A copy of our Code of Business Conduct and Ethics can be obtained from our website at http://www.iwsinc.com.

Indemnification of Officers and Directors

To the extent permitted by Delaware law, the Company will indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

DESCRIPTION OF OUR SECURITIES

General

Our Certificate of Incorporation authorizes the issuance of up to 1.0 billion shares of our Common Stock, and 5,000,000 shares of Preferred Stock.

Common Stock

This section describes the general terms of our Common Stock that we may offer from time to time. For more detailed information, a holder of our Common Stock should refer to our Amended and Restated Certificate and to our Bylaws, a copy of each of which are filed with the SEC as an exhibit to the Company’s Annual Report on Form 10-K.

As of February 16, 2021, we had 252,722,447 shares of Common Stock issued and outstanding. Our authorized but unissued shares of Common Stock are available for issuance without action by our shareholders. All shares of Common Stock now outstanding are fully paid and non-assessable.

Except as otherwise expressly provided in our Certificate of Incorporation, or as required by applicable law, all shares of our Common Stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters, including, without limitation, those described below. All outstanding shares of Common Stock are fully paid and nonassessable.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available, when, as and if declared by our Board of Directors. To date, we have not paid any dividends on our Common Stock. Holders of Common Stock are also entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs. The holders of our Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock.

  Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the shareholders, including the election of directors. The holders of shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of our voting securities, voting for the election of directors, can elect all of the directors to be elected, if they so choose and in such event, the holders of the remaining voting securities will not be able to elect any of our directors. The holders of 50% percent of the outstanding voting securities constitute a quorum at any meeting of shareholders, and the vote by the holders of a majority of the outstanding voting securities are required to effect certain fundamental corporate changes, such as liquidation, merger or amendment of our Certificate of Incorporation.

Preferred Stock

This section describes the general terms and provisions of our outstanding shares of Preferred Stock, as well as Preferred Stock that we may offer from time to time. We will file a copy of the certificate of designation that contains the terms of each new series of Preferred Stock with the SEC each time we issue a new series of Preferred Stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. A holder of our Preferred Stock should refer to the applicable certificate of designations, filed with the SEC as exhibits to the Company’s Annual Report on Form 10-K.

     Our Board of Directors has designated five series of Preferred Stock; (i) Series A Preferred, (ii) Series A-1 Preferred, (iii) Series B Preferred, (iv) Series C Preferred and (v) Series D Preferred. As of February 16, 2021, there were 7,768.2 shares of Series A Preferred outstanding, 7,496.4 shares of Series A-1 Preferred outstanding, 239,400 shares of Series B Preferred outstanding, 0 shares of Series C Preferred outstanding, and 22,863.3 shares of Series D Preferred outstanding.

Our Board of Directors has the authority, without action by our shareholders to designate and issue Preferred Stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of our Common Stock. It is not possible to state the actual effect of the issuance of any shares of our Preferred Stock upon the rights of holders of our Common Stock until our Board of Directors determines the specific rights of the holders of our Preferred Stock. However, the effects might include, among other things:

●
restricting dividends on our Common Stock;

●
diluting the voting power of our Common Stock;

●
impairing the liquidation rights of our Common Stock; or

●
delaying or preventing a change in control of our Company without further action by our shareholders.

Each of our Series A Preferred, Series A-1 Preferred, Series B Preferred and Series D Preferred vote on an as-converted basis. As a result, holders of our Preferred Stock vote their shares of Preferred Stock along with holders of our Common Stock on all matters requiring a vote of shareholders, based on the number of shares of Preferred Stock they beneficially own.

Transfer Agent

The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, Massachusetts 02021. The transfer agent for our Series D Preferred, Series A Preferred and Series A-1 Preferred is EQ U.S. The transfer agent’s address is 3200 Cherry Creek Dr. South, Suite 430, Denver, Colorado 80209. The transfer agent for our Series B Preferred is the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 12, 2021, we had five classes of voting stock issued and outstanding: (i) Common Stock; (ii) our Series A Preferred; (iii) our Series A-1 Preferred; (iv) our Series B Preferred; and (v) our Series D Preferred. The following tables sets forth information regarding shares of Series A Preferred, Series A-1 Preferred, Series B Preferred, Series D Preferred and Common Stock beneficially owned as of March 12, 2021.

The following tables set forth information regarding shares of Series A Preferred, Series A-1 Preferred, Series B Preferred, Series D Preferred, and Common Stock beneficially owned as of March 12, 2021 by:

(i)
Each of our officers and directors;

(ii)
All officer and directors as a group; and

(iii)
Each person known by us to beneficially own five percent or more of the outstanding shares of our Common Stock, Series A Preferred, Series A-1 Preferred, Series B Preferred and Series D Preferred.

Percent ownership is calculated based on 6,148.7 shares of Series A Preferred, 5,922.0 shares of Series A-1 Preferred, 239,400 shares of Series B Preferred, 22,661.3 shares of Series D Preferred and 274,959,927 shares Common Stock outstanding as of March 12, 2021.

Beneficial Ownership of Series A Preferred Name, Address and Title (if applicable) (1)	Series A Preferred Stock (2)(3)	% Ownership of Class (3)
5% Shareholders:

CAP 1 LLC (4) 14000 Quail Spring Parkway, Suite 2200 Oklahoma City, OK 73134	750	12.2%
Wynnefield Partners (5) 450 7th Ave. Suite 509 New York, NY, 10123	375	6.1%
Charles Frischer 4404 52nd Avenue NE Seattle, WA 98105	576	9.4%
Neal Goldman 767 Third Avenue, 16th Floor New York, NY 10017	2,358.5	38.4%

  * less than 1%

(1)
Each of the Company’s Named Executive Officers and directors who do not hold shares of Series A Preferred are excluded from this table. The business address of each of the executive officers and directors is 11440 W. Bernardo Court, Suite 300, San Diego, California 92127.

(2)
In connection with a private placement transaction completed in November and December 23, 2020 (the “Series D Financing”), all of the outstanding shares of Series A-1 Preferred will be converted into shares of Common Stock over a period of time with 100% of the such outstanding shares being converted by August 1, 2021.

(3)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(4)
Mr. David Sackler, President of CAP I LLC, may be deemed to have voting and investment discretion over the securities identified herein.

(5)
Wynnefield Partners owns shares in its Wynnefield Partners SmallCap Value Fund, Wynnefield Partners SmallCap Value LP 1 Funds, and its Wynnefield SmallCap Value Offshore Fund.

Beneficial Ownership of Series A-1 Preferred Name, Address and Title (if applicable)(1)	Series A-1 Preferred Stock(2)(3)	% Ownership of Class (3)

5% Shareholders:

CAP 1 LLC (4) 14000 Quail Spring Parkway, Suite 2200 Oklahoma City, OK 73134	750	12.7%
Wynnefield Partners (5)	375	6.3%
450 7th Ave. Suite 509 New York, NY, 10123
Charles Frischer 4404 52nd Avenue NE Seattle, WA 98105	576.5	9.7%
Neal Goldman 767 Third Avenue, 16th Floor New York, NY 10017	2,358.5	39.8%

(1)
Each of the Company’s Named Executive Officers and directors who do not hold shares of Series A-1 Preferred are excluded from this table. The business address of each of the executive officers and directors is 11440 W. Bernardo Court, Suite 300, San Diego, California 92127.

(2)
In connection with the Series D Financing, all of the outstanding shares of Series A-1 Preferred will be converted into shares of Common Stock over a period of time with 100% of such outstanding shares being converted by August 1, 2021.

(3)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(4)
Mr. David Sackler, President of CAP I LLC, may be deemed to have voting and investment discretion over the securities identified herein.

(5)
Wynnefield Partners owns shares in its Wynnefield Partners SmallCap Value Fund, Wynnefield Partners SmallCap Value LP 1 Funds, and its Wynnefield SmallCap Value Offshore Fund.

Beneficial Ownership of Series B Preferred Name, Address and Title (if applicable) (1)	Series B Preferred Stock (2)	% Ownership of Class (2)
Darrelyn Carpenter	28,000	12%
Howard Harrison	20,000	8%
Wesley Hampton	16,000	7%
Frederick C. Orton	20,000	8%

(1)
Each of the Company’s Named Executive Officers and directors who do not hold shares of Series B Preferred are excluded from this table. The business address of each of the executive officers and directors is 11440 W. Bernardo Court, Suite 300, San Diego, California 92127.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

Beneficial Ownership of Series D Preferred	Series D Preferred	% Ownership of
Name, Address and Title (if applicable) (1)	Stock (2)	Class (2)

Blackwell Partners LLC (3)
c/o Nantahala Capital Management, LLC
19 Old Kings Highway South, Suite 200
Darien, CT 06820	2,421.7	10.7%
Nantahala Capital Partners Limited Partnership (3)
c/o Nantahala Capital Management, LLC
19 Old Kings Highway South, Suite 200
Darien, CT 06820	945.4	4.2%
Nantahala Capital Partners II Limited Partnership (3)
c/o Nantahala Capital Management, LLC
19 Old Kings Highway South, Suite 200
Darien, CT 06820	2,755.9	12.2%
Nantahala Capital Partners SI LP (3)
c/o Nantahala Capital Management, LLC
19 Old Kings Highway South, Suite 200
Darien, CT 06820	7,146.9	31.5%
NCP QR LP (3)
c/o Nantahala Capital Management, LLC
19 Old Kings Highway South, Suite 200
Darien, CT 06820	1,095.5	4.8%
Plum Investments L.P. (4)
1807 S. San Gabriel Blvd.
San Garbriel, CA 91776	1,509	6.7%
Silver Creek CS SAV, L.L.C. (3)
c/o Nantahala Capital Management, LLC
19 Old Kings Highway South, Suite 200
Darien, CT 06820	721.6	3.2%

* less than 1%

(1)
Each of the Company’s Named Executive Officers and directors who do not hold shares of Series D Preferred are excluded from this table.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(3)
Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of securities on behalf of these entities as a General Partner or Investment Manager and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners that they are themselves beneficial owners of these shares of Series C Preferred for purposes of Section 13(d) of the Exchange Act or any other purpose.

(4)
Tom Y. Lee, G.P. of Plum Investments L.P., may be deemed to hold voting and dispositive power over the shares identified herein.

Beneficial Ownership of Common Stock
	Number	Percent
Name and Address	of Shares (1)	of Class (2)
Directors and Named Executive Officers:
Kristin Taylor, President and Chief Executive Officer	-	*
Jay Lewis, Senior Vice President and Chief Financial Officer	-	*
James M. Demitrieus	-	*
Doug Morgan	-	*
Lauren C. Anderson	-	*

Total beneficial ownership of Directors and Named Executive Officers as a group (five persons):	0	*

5% Shareholders:
Blackwell Partners LLC (3)(4) c/o Nantahala Capital Management, LLC 19 Old Kings Highway South, Suite 200 Darien, CT 06820	42,426,169	15.4%
Nantahala Capital Partners Limited Partnership (5)(4) c/o Nantahala Capital Management, LLC 19 Old Kings Highway South, Suite 200 Darien, CT 06820	16,652,077	6.1%
Nantahala Capital Partners II Limited Partnership (6)(4) c/o Nantahala Capital Management, LLC 19 Old Kings Highway South, Suite 200 Darien, CT 06820	48,134,518	17.5%
Nantahala Capital Partners SI LP (7)(4) c/o Nantahala Capital Management, LLC 19 Old Kings Highway South, Suite 200 Darien, CT 06820	125,675,253	45.7%
NCP QR LP (8)(4) c/o Nantahala Capital Management, LLC 19 Old Kings Highway South, Suite 200 Darien, CT 06820	19,473,850	7.1%
Neal Goldman (9) 767 Third Avenue, 16th Floor New York, NY10017	86,667,547	28.6%
Plum Investments (10) 1807 S. San Gabriel Blvd. San Garbriel, CA 91776	39,421,295	14.3%
Silver Creek CS, SAV, L.L.C (11)(4) c/o Nantahala Capital Management, LLC 19 Old Kings Highway South, Suite 200 Darien, CT 06820	12,744,891	4.6%
W Ryan Goldman (12) 570 Lawrence Ave Westfield, NJ. 07060	17,152,659	6.2%
Shellback Financial (13) 16045 54th Ave N Minneapolis, MN. 55446	17,255,575	6.3%

* less than 1%

(1)
All entries exclude beneficial ownership of shares issuable pursuant to options that have not vested or that are not otherwise exercisable as of the date hereof, or which will not become vested or exercisable within 60 days of March 12, 2021.

(2)
Percentages are rounded to nearest one-tenth of one percent. Percentages are based on 274,959,927 shares of Common Stock outstanding as of March 12, 2021. Options that are presently exercisable or exercisable within 60 days of March 12, 2021 are deemed to be beneficially owned by the shareholder holding the options for the purpose of computing the percentage ownership of that shareholder, but are not treated as outstanding for the purpose of computing the percentage of any other shareholder.

(3)
Includes 41,538,593 shares issuable upon the conversion of approximately 2,421.7 shares of Series D Preferred issued in the Series D Financing, of which 1,280 shares of Series D Preferred were received in exchange for 128 shares of Series C Preferred on November 12, 2020.

(4)
Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of securities on behalf of this entity as a General Partner or Investment Manager and would be considered the beneficial owner of such securities. Wilmot B. Harkley and Daniel Mack, as principles of Nantahala Capital Management, LLC, may be deemed to hold voting and dispositive power over the shares identified herein. The above shall not be deemed to be an admission by the record owners or these selling shareholders that they are themselves beneficial owners of these shares of securities for purposes of Section 13(d) of the Exchange Act or any other purpose.

(5)	Includes 16,216,124 shares issuable upon the conversion of approximately 945.4 shares of Series D Preferred.
(6)	Includes 47,271,012 shares issuable upon the conversion of approximately 2,755.9 shares of Series D Preferred.
(7)
Includes 122,588,336 shares issuable upon the conversion of approximately 7,146.9 shares of Series D Preferred issued in the Series D Financing, of which 3,970 shares of Series D Preferred were received in exchange for 397 shares of Series C Preferred on November 12, 2020.

(8)	Includes 18,790,738 shares issuable upon the conversion of approximately 1,095.5 shares of Series D Preferred.
(9)
Includes 11,792,500 shares issuable upon the conversion of Series A Preferred, 11,792,500 shares issuable upon the conversion of Series A-1 Preferred, 4,006,861 shares issuable upon the conversion of Series D Preferred, and 112,838 shares issuable upon the exercise of warrants exercisable within 60 days of March 12, 2021. Mr. Goldman exercises sole voting and dispositive power over 72,158,770 shares, including the aforementioned Series A conversion shares, Series A-1 conversion shares, Series D conversion shares, stock options and warrants, and shared voting and dispositive power over 14,508,777 reported shares, of which 3,000,000 shares are owned by the Goldman Family 2012 GST Trust, 11,361,077 are held in an individual retirement account, and 147,700 shares are owed by The Neal and Marlene Goldman Foundation.

(10)
Includes 25,883,362 shares issuable upon the conversion of 1,509 shares of Series D Preferred. Tom Y. Lee, G.P. of Plum Investments L.P., may be deemed to hold voting and dispositive power over the shares identified herein.

(11)	Includes 12,377,358 shares issuable upon the conversion of approximately 721.6 shares of Series D Preferred.
(12)	Includes 17,152,659 shares issuable upon the conversion of approximately 1,000 shares of Series D Preferred.

(13)	Includes 17,255,575 shares issuable upon the conversion of approximately 1,006 shares of Series D Preferred.

DISTRIBUTION AND COSTS

We will pay the cost of preparing, printing and distributing this Information Statement. Only one Information Statement will be delivered to multiple shareholders sharing an address, unless contrary instructions are received from one or more of such shareholders. Upon receipt of a written request at the address first noted in this Information Statements, we will deliver a single copy of this Information Statement and future shareholder communication documents to any shareholders sharing an address to which multiple copies are now delivered.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one Information Statement to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. Also, we will promptly deliver a separate copy of this Information Statement and future shareholder communication documents to any shareholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future shareholder communication documents to any shareholder or shareholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above. Shareholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

ANNEX A

CERTIFICATE OF AMENDMENT
TO
THE AMENDED AND RESTATED
CERTIFICAT OF INCORPORATION
OF
IMAGEWARE SYSTEMS, INC.

ImageWare Systems, Inc., (the "Corporation") a corporation organized under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: This Certificate of Amendment amends the provisions of the Corporations Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation").

SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and shall be effective immediately upon filing with the Secretary of State for the State of Delaware.

THIRD: Article 4(a) of the Certificate of Incorporation is hereby amended by deleting such Article in its entirety and replacing it with the following:

"(a)             The total number of shares of all classes of stock that the Corporation is authorized to issue is Two Billion Five Million (2,005,000,000) shares, consisting of Two Billion (2,000,000,000) shares of Common Stock with a par value of $0.01 per share ("Common Stock") and Five Million (5,000,000) shares of Preferred Stock with a par value of $0.01 per share ("Preferred Stock")."

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officers thereunto duly authorized this [●] day of March, 2021.

__________________________ Kristin Taylor Chief Executive Officer

A-1